Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors

Village Bank and Trust Financial Corp.

Midlothian, Virginia

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 and S-8 (Nos. 333-159594, 333-192408, 333-196893, and 333-205407) of Village Bank and Trust Financial Corp. of our report dated March 31, 2017, relating to the consolidated financial statements, which appear in this Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ BDO USA, LLP

Richmond, Virginia

March 31, 2017